Exhibit 10.1
SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

April 30, 2009	$
FOR VALUE RECEIVED, Isolagen, Inc. (“ILE”), a Delaware Corporation having its principal office at 405 Eagleview Boulevard, Exton, Pennsylvania 19341 (collectively, “Payor”), promises to pay to                     , having its principal office at                      (“Noteholder” or “holder”), (1) the principal sum of                      and no cents ($                    .00) (the “Principal Sum”) on the earlier of (x) June 20, 2009 or (y) the date that the Company files for voluntary or involuntary bankruptcy (the “Maturity Date”) plus (2) interest on the unpaid balance of the Principal Sum from the date hereof until paid, at the rate of twenty percent (20%) per annum, computed on the basis of a 360-day year for the actual number of days elapsed, such interest to be payable at the time of any prepayment pursuant to Section 4 hereof and on the Maturity Date. This promissory note (this “Note”) shall mature, and the outstanding principal amount and all accrued and unpaid interest thereon shall be paid, on the Maturity Date. This Note shall be one in a series of Notes issued by ILE in the aggregate of $500,417 principal amount. The closing of the Notes shall occur on April 30, 2009, on which date Payor shall issue Notes in aggregate amount of $500,417 in consideration for the payment by wire transfer of such like amount (less certain fees and expenses).
The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:
1. Application of Payments. All payments made on account of this Note, including prepayments, shall be applied, first, to the payment of any costs of collection or enforcement then due hereunder, second, to the payment of accrued and unpaid interest then due hereunder and the remainder shall be applied to the payment of the Principal Sum. If any payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States of America, the due date thereof shall be extended to the next business day. All payments on account of this Note shall be paid in lawful money of the United States of America by check or wire transfer.
2. Representations and Warranties. Payors hereby represent and warrant to Noteholder as follows:
(a) Organization and Standing. Payor ILE is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Payor has all requisite power and authority to own and operate their properties and assets, and to carry on their business as presently conducted, subject to the disclosures with respect to the current operations of Payor set forth in Payor’s Form 10-K filed April 15, 2009 with Securities and Exchange Commission.
(b) Authority. Payor has all requisite legal and corporate power and authority to execute and deliver this Note and to carry out and perform its obligations under the terms of this Note.

(c) Authorization; Validity. All corporate action on the part of Payor necessary for the issuance of the Note and the performance of Payors’ obligations under this Note have been taken. This Note is a valid, binding and enforceable obligation of Payor, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights. The execution and delivery of this Note and the performance by Payors of its terms do not violate, conflict with or result in a breach of (i) Payor’s respective charter, certificate of incorporation or bylaws; (ii) any judgment, order or decree of any court or arbitrator to which Payor is a party; or (iii) any contract, undertaking, indenture or other agreement or instrument by which Payor is now bound or to which it is now a party. Excluding certain trade and vendor payables for which Payor is delinquent, Payor is not in violation or default of any provision of any contract, indenture or other agreement to which it is a party or by which it is bound, which violation or default would materially and adversely affect the business of Payor taken as a whole.
(d) No Liens on Collateral. Except for the liens granted hereunder, Payor has good and marketable title to the Collateral (as defined in Section 5 below), free and clear of any liens, security interests and encumbrances, and has the right and power to pledge, sell, assign and transfer absolute title thereto to Noteholder and no financing statement covering the Collateral has been filed with respect to any Collateral.
3. Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(a) if Payor shall default in the payment of any part of the Principal Sum or any other amounts payable by Payor to the Noteholder under this Note after the same shall have become due and payable; or
(b) if Payor shall default in the performance of or compliance with any material term contained herein or in that certain Collateral Rights Agreement entered into in connection herewith other than the payment of the Principal Sum or other amounts hereunder and such default shall not have been remedied within five (5) business days after written notice thereof shall have been given to Payor by the Noteholder; or
(c) if Payors shall default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any indebtedness for borrowed money, excluding the interest due May 1, 2009 on Payor’s pre-existing $90 million subordinated notes, then, and in any such event, Noteholder may at any time at its option, automatically and without notice to Payors, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived by Payors. The default rate of interest shall be 25% per annum from the date of any Event of Default.
4. Prepayment. This Note may not be prepaid before the Maturity Date except with the written consent of the Noteholder.

5. DIP Exchange Right. In the event that the Company receives debtor-in-possession financing in bankruptcy, the Payee shall have the right to exchange the face amount of this Note, plus any accrued but unpaid interest, into such debtor-in-possession financing on the same terms and conditions as the debtor-in-possession financing on a pari passu basis and on a $1 for $1 basis.
6. Opinion. At the closing, ILE shall deliver an opinion of its legal counsel in form and substance reasonably acceptable to the Payee.
7. Use of Proceeds. The proceeds of the issuance of this Note shall be for the payment of fees and expenses incurred in connection herewith, ordinary course administrative expenses, bankruptcy-related expenses and working capital and other general corporate needs.
8. Mandatory Redemption. Upon the occurrence of one of the following events, ILE shall immediately repay the Notes with a 25% premium on the then outstanding principal plus accrued but unpaid interest out of 100% of the first proceeds received by ILE in such transactions:
(a) Receipt of proceeds from the sale of any assets of ILE or any of its subsidiaries, excluding sales in the ordinary course of business by Agera Laboratories, Inc.;
(b) Receipt of the proceeds from any insurance policy held by ILE or any of its subsidiaries or pursuant to which ILE or any of its subsidiaries are beneficiaries; and
(c) Receipt of proceeds from the sale of any equity of the Company or it subsidiaries or issuance of any indebtedness of ILE or any of its subsidiaries.
9. Grant of Security Interest; Perfection; Remedies.
(a) As security for the prompt and complete payment and performance in full of the Secured Obligations (as defined below), Payor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to each of the Noteholders a security interest in and lien on its 57% equity interest in Agera Laboratories, Inc. (the “Collateral”). For purposes of this Note, “Secured Obligations” shall mean the indebtedness, together with all interest, fees and other charges, arising under this Note, and including, without limitation, all costs incurred by Noteholder in enforcing any of its rights or exercising any of its remedies under this Note (including but not limited to attorneys’ fees and expenses). For purposes of this Note, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies or when necessary for the granting of a security interest in any other jurisdiction, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.
(b) Payor agrees that the security interest in the Collateral granted to Noteholder hereunder (i) constitutes and shall continue to constitute a legal, valid and, upon the filing of a UCC financing statements in the appropriate filing offices, fully perfected, security interest in the Collateral and (ii) is and shall remain prior and superior to all liens, encumbrances, rights or claims of all other persons or entities. Within 3 business days of the date the closing of the transaction, ILE shall deliver to the Agent of the Payee certificates representing ILE’s equity interests in Agera Laboratories, Inc., including executed stock powers in blank with medallion guarantee.

(c) Payor shall be liable for all expenses incurred by Noteholder in connection with enforcing the terms of this Note, including, without limitation, the fees and expenses of any attorneys employed by Noteholder.
10. Miscellaneous.
(a) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any principles of conflicts of law thereunder.
(b) PAYOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, STATE OF NEW WORK, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, PAYORS HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT MATTERS RELATED TO THIS NOTE MAY NOT BE LITIGATED IN OR BY SUCH COURTS.
(c) PAYOR HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE THEIR AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.
(d) Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Payor and Noteholder.
(e) This Note and all rights hereunder are transferable in whole or in part by the Noteholder to any person or entity. Payor may not assign its obligations hereunder without the prior written consent of the Noteholder. Subject to the foregoing, all of the terms and provisions of this Note shall be binding upon and inure to the benefit of, and be enforceable by, the holder of this Note and Payor and their respective heirs, legal representatives, successors and permitted assigns.
(f) In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

(g) In case of a default in the payment of the Principal Sum or any interest on, or the breach of, this Note, Payor will pay to the holder thereof such further amount as shall be sufficient to cover the costs and expenses of collection, including (without limitation) reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers and remedies. No right, power or remedy conferred hereby upon any holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
(h) Payor hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.
(i) This Note is subject to the express condition that at no time shall Payor be obligated or required to pay interest hereunder at a rate which could subject the holder hereof to either civil or criminal liability as a result of being in excess of the maximum rate which Payor is permitted by law to contract or agree to pay. If, by the terms of this Note, Payor is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest hereunder shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Sum of this Note.
(j) All notices, demands and other communications which are required or which may be given under the provisions of this Note shall be in writing and shall be deemed effectively given when delivered personally or one (1) business day after being sent by nationally recognized courier or three (3) business days after being sent by certified mail, postage prepaid, return receipt requested or when sent by receipted telecopy transmission (provided a copy of any such telecopy notice is sent simultaneously by any other means permitted herein) to Noteholder at                                         , or to such other address or telecopy number as the holder of this Note or Payor may hereinafter designate in writing as its address or telecopy number for this purpose, in the manner herein provided for giving notice.
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IN WITNESS WHEREOF, Payor has caused this Note to be signed in its name as of the date first above written.

ISOLAGEN, INC.
By:
Name:
Title: